UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2012
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DreamWorks Animation SKG, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (818) 695-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sale of Equity Securities.

On October 2, 2012, DreamWorks Animation SKG, Inc. (the “Company”) issued an aggregate of 3,000,000 shares (the “Class A Shares”) of its Class A Common Stock upon the voluntary conversion of an equivalent number of shares (the “Class B Shares”) of its Class B Common Stock held by David Geffen and two entities controlled by Mr. Geffen, DG-DW, Inc. and DG-DW, L.P. (collectively, the “Geffen Entities”). Upon such conversion, the Geffen Entities ceased to own any shares of Class B Common Stock. The Company did not receive any consideration for issuance of the Class A Shares upon conversion of the Class B Shares. The Class A shares were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

As a result of the conversion of Class B Shares by Mr. Geffen, the Company now has a total of 76,521,156 shares of its Class A Common Stock outstanding and a total of 7,838,731 shares of its Class B Common Stock outstanding. All of the shares of Class B Common Stock, which represent approximately 61% of the Company's total voting power, are held by Jeffrey Katzenberg and entities controlled by him.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.
Date: October 5, 2012	By:	/s/ Andrew Chang
Name: Andrew Chang
Title: General Counsel